                                                                 Exhibit 99.11.1

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED FINANCIAL STATEMENTS AND
                            SUPPLEMENTARY SCHEDULES

                SEPTEMBER 30, 1996 AND FOR THE YEAR THEN ENDED

                                 CONFIDENTIAL

                          HERBERT J. SIMS & CO., INC.


                               TABLE OF CONTENTS



                                                                     Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                     1

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEET - ASSETS                                 2

   CONSOLIDATED BALANCE SHEET - LIABILITIES
     AND STOCKHOLDER'S EQUITY                                          3

   CONSOLIDATED STATEMENT OF OPERATIONS                                4

   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY           5

   LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS             5

   CONSOLIDATED STATEMENT OF CASH FLOWS                                6

   NOTES TO FINANCIAL STATEMENTS                                      7-11

SUPPLEMENTARY INFORMATION

   COMPUTATION OF NET CAPITAL AND AGGREGATE INDEBTEDNESS              12

   EXEMPTION FROM RESERVE REQUIREMENTS FOR BROKERS-DEALERS            13

To The Board of Directors and Stockholder
 Herbert J. Sims & Co., Inc.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------


     We have audited the accompanying consolidated balance sheet of Herbert J. Sims & Co., Inc. and Subsidiaries as of September 30, 1996 and the related consolidated statements of operations, changes in stockholder's equity, changes in liabilities subordinated to claims of general creditors, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting
the amounts and disclosures in the financial statements.   An audit also
includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Herbert J. Sims & Co., Inc. and Subsidiaries as of September 30, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained on pages twelve and thirteen is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by rule 17a-5 of the Securities & Exchange Commission.
Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




New York, N.Y.

October 31, 1996

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------



                                    ASSETS
                                    ------
Cash and cash equivalents (Note 9)                                $  734,971
Securities owned at fair market value (Notes 1C & 4)               4,948,518

Prepaid expenses, etc.                                               344,636

Secured demand note receivable collateralized
by marketable securities                                             450,000


Equipment and furniture, at cost less accumulated
  depreciation of $313,243 (Note 1E)                                 170,240

Accrued interest receivable                                          104,830

Investments (Note 2)                                                  25,000
                                                                  ----------

                TOTAL ASSETS                                      $6,778,195
                                                                  ==========

Escrow Funds (segregated in separate accounts at various
high quality financial institutions and excluded from the
Company's assets and liabilities) - See Contra                    $3,897,951
                                                                  ==========

                See Notes To Consolidated Financial Statements

                                      2.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------
Securities sold not yet purchased, at fair market value
  (Notes 1C and 4)                                            $   54,400

Accounts payable and accrued expenses                            325,443

Payable to clearing agent (Note 4)                             2,685,456

Income taxes                                                     233,600
                                                              ----------


                        TOTAL LIABILITIES EXCLUSIVE OF
                           SUBORDINATED BORROWING

Liability subordinated to claims of general
  creditors (Note 5)                                          $3,298,899

Commitments and Contingencies (Note 8)                           450,000

STOCKHOLDER'S EQUITY:

  Common stock, no par value; authorized 2,500
    shares, issued 2,119 shares                               $   64,939

  Additional paid-in capital                                     184,212

  Retained earnings                                            3,423,928
                                                              ----------

                                                              $3,673,079

  Less cost of 994 shares of treasury stock                      643,783
                                                              ----------

              TOTAL STOCKHOLDER'S EQUITY                       3,029,296
                                                              ----------


      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY              $6,778,195
                                                              ==========

Liability For Escrow Funds - See Contra                       $3,897,195
                                                              ==========

                See Notes To Consolidated Financial Statements

                                      3.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


REVENUES: (Note 1)

  Profits from trading                                 $3,791,997
  Profits from underwriting and management fees         1,239,142
  Placement and other fees (Note 10)                      412,965
  Interest                                                477,641
  Other                                                    62,476
                                                       ----------

     TOTAL REVENUES                                    $5,984,221

EXPENSES:

  Employee compensation and benefits                   $3,899,136
  Office rentals (Note 8)                                 256,963
  Communications                                          210,748
  Clearance and shipping                                  149,926
  Interest and related charges                            297,897
  Office supplies and expenses                            218,782
  Travel and entertaining                                 252,852
  Professional services                                   141,660
  Business dues and fees                                   47,380
  Information services                                    134,652
  Advertising and promotion                               313,878
  Taxes (other than income)                                 7,848
  Depreciation (Note 1E)                                   82,866
  Computer                                                 76,291
  Insurance                                                57,777
  Other                                                    23,470
                                                       ----------

     TOTAL EXPENSES                                     6,172,126
                                                       ----------

LOSS BEFORE INCOME TAXES                               $( 187,905)

INCOME TAX CREDIT, NET (Note 6)                         (  64,537)
                                                       ----------

NET LOSS                                               $( 123,368)
                                                       ==========

                See Notes To Consolidated Financial Statements

                                      4.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

          AND LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS

                         YEAR ENDED SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


STOCKHOLDER'S EQUITY:

                                  Balance At                     Balance
                                  Beginning       Net Loss       At End
                                 ------------    ----------   -------------
Common stock                     $    64,939    $        -     $    64,939
  Additional paid-in capital         184,212             -         184,212

  Retained earnings                3,547,296     ( 123,368)      3,423,928

  Treasury stock                  (  643,783)            -      (  643,783)
                                 -----------    ----------     -----------

                                 $ 3,152,664    $( 123,368)    $ 3,029,296
                                 ===========    ==========     ===========

LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS: (Note 5)

  Balance at beginning                          $450,000

  Increase (decrease)                             None
                                               ---------

  Balance at end                                $450,000
                                               =========

                See Notes to Consolidated Financial Statements

                                      5.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $(  123,368)
  Adjustments to reconcile net loss to
    net cash used for operating activities:
      Depreciation                                                  82,866
      Changes in assets and liabilities:
        Increase in securities owned                            (2,488,426)
        Increase in prepaid expenses, etc.                      (  281,506)
              Increase in accrued interest receivable           (   60,473)
        Increase in investments                                 (   25,000)
        Decrease in accounts payable and
          accrued expenses                                      (  250,681)
              Increase in income taxes payable                      55,436
                                                               -----------

           Net Cash Used For Operating Activities              $(3,091,152)

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Purchase of equipment and furniture                           (   48,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payable to clearing agent, net                                 2,952,329
                                                               -----------

DECREASE IN CASH                                               $(  187,610)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     922,581
                                                               -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                       $   734,971
                                                               ===========

Cash Payments For:
Interest                                                       $   297,897
Income taxes                                                    (  119,199)

                See Notes To Consolidated Financial Statements

                                      6.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


1.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

   A. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Sims Mortgage Funding, Inc. and HJS Advisors, Inc. Appropriate inter-company balances and transactions have been eliminated (See Note 2).

   B. Security transactions are recorded on a settlement date basis which is generally three business days after trade date.

   C. Securities are stated at fair market value. Unrealized gains and losses are reflected in income currently.

   D. The Company recognizes income from underwriting participations and underwriting management fees on the date of settlement with the issuer of the related debt securities.

   E. Depreciation of furniture and equipment is computed using various accelerated methods over class lives of generally five to seven years.

2.   THE COMPANY
     -----------

       The Company operates as a securities broker & dealer and also engages in other related financial activities. Sims Mortgage Funding, Inc., a wholly-owned subsidiary of the Company, provides HUD-insured mortgage banking services and construction and permanent loan servicing for HUD-insured loans. HJS Advisors, Inc., a wholly-owned subsidiary of the Company, performs various management services for a Limited Liability Company in which it has invested (See Note 10).

                                      7.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


2.   THE COMPANY (CONTINUED)
     ----------------------

       Condensed results of the Company and Sims Mortgage Funding, Inc. are as follows:

                            Herbert J. Sims    Sims Mortgage
                              & Co., Inc.      Funding, Inc.       Total
                            ---------------  ----------------   -----------

   Revenues                 $  5,647,655      $  336,566       $ 5,984,221
   Expenses                    5,613,201         558,925         6,172,126
                            ------------      ----------       -----------

   Income (loss) before
    income tax provision
    (credit)                $     34,454      $( 222,359)      $(  187,905)
   Income tax provision
    (credit)                      24,241       (  88,778)       (   64,537)
                            ------------      ----------       -----------

   Net income (loss)        $     10,213      $( 133,581)      $(  123,368)
                            ============      ==========       ===========

       The activities of HJS Advisors, Inc. did not result in any income or loss for the year ending September 30, 1996.

3.   CUSTOMER TRANSACTIONS
     ---------------------

       The Company is exempt from reserve requirements for broker-dealers under Rule 15c3-3 sub-paragraph (k)(2)(B) as it clears financial transactions with customers through a clearing agent, on a fully disclosed basis as an introducing broker, and meets all other requirements of the Rule.


4.   FINANCIAL ACCOMMODATIONS - CLEARING AGENT
     -----------------------------------------

       Under its fully disclosed clearing agreement, the Company has agreed to maintain a "Deposit Account" that shall at all times contain cash and/or securities with a market value of $50,000.

                                      8.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


5.   LIABILITY SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
     -----------------------------------------------------

       The subordinated liability payable to the Company's principal officer/stockholder, is pursuant to a secured demand note collateral agreement which matures May 31, 1997. The agreement has been approved by the National Association of Securities Dealers, Inc. and the subordinated borrowing is available for use in computing net capital under the Securities & Exchange Commission's uniform net capital rule. Such borrowing may not be repaid to the extent it is required to maintain compliance with minimum net capital requirements. (See Note 11)


6.   INCOME TAXES
     ------------

       Differences between statutory and effective Federal income tax rates for the year ended September 30, 1996 result principally from tax exempt bond interest net of related non-deductible interest expense and state income taxes net of Federal income tax benefit.


 7.  401(K) EMPLOYEE SAVINGS AND RETIREMENT PLAN
     -------------------------------------------

       As of January 1, 1995, the Company adopted a 401(k) Employee Savings and Retirement Plan covering all eligible employees, as defined. Employee contributions of up to 15% of paid compensation may be made, subject to defined limitations. Employer contributions to the plan are discretionary and are based on participants' annual compensation. For the year ending September 30, 1996, The Company made no contribution into the plan.

                                      9.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


8.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

       In the normal course of business, the Company enters into "when issued" and underwriting contractual commitments. At September 30, 1996 there were no unsold open contractual commitments relating to such transactions.

       The Company leases office space in Westport, Connecticut and Orlando, Florida under agreements extending through June 2004 and June 1997 respectively. Minimum annual rentals are as follows:

            YEARS ENDED SEPTEMBER 30,
            -------------------------
               1997                            $  229,416
               1998                               220,675
               1999                               227,950
               2000                               227,950
               2001                               218,250
               Thereafter                         713,796

       In addition, the Company is responsible for its share of future increases in building taxes, utilities and operating expenses. The Company has deposited with the landlords $17,527 as security.

       The Company's wholly owned subsidiary leases office space in Pearl River, New York under an agreement extending through June 1997. Minimum annual rentals are as follows:

            YEAR ENDED SEPTEMBER 30,
            ------------------------
              1997                              $  23,780

       The Company also leases office equipment under a ten year lease commencing September 1994. The annual lease cost is $26,601.

     SETTLEMENT
     ----------

       In 1994 a former employee filed an action alleging wrongful termination. In September 1996, the action was settled for a nominal amount.

                                      10.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


9.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
     -------------------------------------------------

       At September 30, 1996 cash on deposit in a high quality financial institution exceeded insured bank limits by approximately $205,000.

10.  RELATED PARTY TRANSACTIONS
     --------------------------

       The Company earned a placement fee of $102,000 for acting as placement agent for the units sold in the Limited Liability Company in which the Company's wholly-owned subsidiary, HJS Advisors, Inc., has acquired a one percent (1%) interest (See Note 2).


11.  MINIMUM NET CAPITAL
     -------------------

       The Company is subject to Rule 15c3-1 of the Securities Exchange Act of 1934 which requires that the ratio of aggregate indebtedness to net capital, as defined, shall not exceed 15 to 1. Net capital and the related net capital ratio may fluctuate on a daily basis. At September 30, 1996 the Company's net capital and aggregate indebtedness, as defined, were $2,234,341 and $551,041 respectively. The net capital ratio was .2466 to 1 or 24.66%. Net capital exceeded requirements by $2,134,341.

12.  ANNUAL REPORT
     -------------

       Pursuant to Rule 17a-5 of the Securities and Exchange Commission, the Statement of Financial Condition is available for examination at the Company's principal place of business 1221 Post Road East Westport, Connecticut 06880 and at the regional office of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048.

                                      11.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES
                          --------------------------

                            SUPPLEMENTARY SCHEDULES
                            -----------------------

                              SEPTEMBER 30, 1996
                              ------------------

                 HERBERT J. SIMS & CO., INC. AND SUBSIDIARIES

  COMPUTATION OF NET CAPITAL AND AGGREGATE INDEBTEDNESS  PURSUANT TO SEC RULE
                                    15C3-1

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


NET CAPITAL:
  Consolidated stockholder's equity                             $3,029,296
  Less: Stockholder's equity not allowable
          for net capital                                       (  467,223)
                                                                ----------
  Stockholder's equity qualified for net capital                $2,562,073

  Liability subordinated to claims of general creditors            450,000
                                                                ----------

  Total Capital and Allowable Subordinated Liability            $3,012,073

  Deductions and charges:
    Non-allowable assets                                        (  477,442)
                                                                ----------

      Net Capital Before Haircuts on Securities Position        $2,534,631

    Haircuts On Securities                                      (  300,290)
                                                                ----------

NET CAPITAL                                                     $2,234,341
                                                                ==========

AGGREGATE INDEBTEDNESS:
  Accounts payable and accrued expenses                         $  325,741
  Taxes payable                                                    225,300
                                                                ----------

TOTAL AGGREGATE INDEBTEDNESS                                    $  551,041
                                                                ==========

COMPUTATION OF BASIC NET CAPITAL REQUIREMENTS:

  Minimum net capital required                                  $  100,000
                                                                ==========

  Excess net capital                                            $2,134,341
                                                                ==========

  Excess net capital at 1,000%                                  $2,179,237
                                                                ==========

  Ratio: Aggregate indebtedness to net capital (.2466 to 1)          24.66%
                                                                ==========

             Statement Pursuant to Paragraph (d)(4) Of Rule 17a-5
             ----------------------------------------------------

There were no material differences between this computation of net capital and the corresponding computation prepared by Herbert J. Sims & Co., Inc.
and included in its unaudited Focus Report Part II filing as of the same date.

                                      12.

                          HERBERT J. SIMS & CO., INC.
                               AND SUBSIDIARIES

            EXEMPTION FROM RESERVE REQUIREMENTS FOR BROKERS-DEALERS

                        UNDER SEC RULE 15c3-3(k)(2)(B)

                              SEPTEMBER 30, 1996

--------------------------------------------------------------------------------


       The Company is exempt from the reserve requirement for broker-dealers under Rule 15c3-3 sub-paragraph (k)(2)(B) as it clears financial transactions with customers through a clearing broker, on a fully disclosed basis as an introducing broker, and meets all other requirements of the rule.

                                      13.